EXHIBIT 23.p.17

      CODE OF ETHICS - KAYNE, ANDERSON, RUDNICK INVESTMENT MANAGEMENT, LLC



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                KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC
                       KAYNE ANDERSON RUDNICK MUTUAL FUNDS


                          ----------------------------
                                 CODE OF ETHICS
                                       AND
                           POLICY ON PERSONAL TRADING
                          ----------------------------

                           Adopted September 30, 1996
 (As revised October 27, 1997, January 1, 2000, August 1, 2000, December 1, 2000
                              and February 1, 2002)

I.       SCOPE AND SUMMARY

                  (a) Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 ACT"), requires every investment company, as well as every investment adviser to (and principal underwriter of) an investment company, to have a written Code of Ethics that specifically addresses trading practices by "ACCESS PERSONS." Access Persons are defined to include (1) officers, directors, partners, members and shareholders (as applicable) of the mutual fund adviser, Kayne Anderson Rudnick Investment Management, LLC ("KARIM TRADITIONAL"), (2) employees of KARIM Traditional who have substantial responsibility for or knowledge of the investments of the Kayne Anderson Rudnick Mutual Funds (collectively, the "FUND") and (3) each member of the Fund's Board of Trustees. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of this Code of Ethics.

                  (b) All personnel of KARIM Traditional and KAIM
Non-Traditional shall be considered Access Persons for purposes of this Code of Ethics.

                  (c) The following three general fiduciary principles are understood to govern the personal investment activities of mutual fund advisory personnel:

                      (i) such personnel have a duty at all times to place the interests of Fund shareholders first;

                      (ii) all personal securities transactions by such personnel must be conducted consistently with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individuals position of trust and responsibility; and

                      (iii) such personnel should not take inappropriate
                            advantage of their positions.

                  (d) This Code of Ethics is designed to satisfy the legal requirements and ethical principles as they apply to KARIM Traditional in its role as adviser to the Fund and other

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clients. It is important that all officers, directors, partners, shareholders, members (as applicable) and employees of KARIM Traditional observe the ethical standards set forth in the Code.

                  (e) This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities laws in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security, concerted market activity, or commingling of funds) between an investment company and an affiliated person.

                  (f) It is expected that Access Persons will be sensitive to all areas of potential conflict, even if this Code of Ethics does not address specifically an area of fiduciary responsibility.

                  (g) Under this Code of Ethics, all Access Persons are required to:

                      (i) avoid purchasing securities offered and sold as part of an initial public offering ("IPO") until after the public offering and then only at the prevailing market price;

                      (ii) avoid purchases or sales of securities that are being considered for the current purchase or sale by the Fund or a client;

                      (iii) avoid purchases or sales of securities that have
                            been purchased or sold by the Fund or a client until after any such transaction or series of transactions has been completed (subject to settlement); and

                      (iv) avoid purchases or sales of securities unless precleared.

                  (h) Each shareholder, officer, director and employee of the administrator for the Fund, Investment Company Administration Corporation (the "ADMINISTRATOR") and the distributor for the Fund, First Fund Distributors, Inc. (the "DISTRIBUTOR"), is required to comply with the reporting and other requirements of the Administrator's or Distributor's code of ethics, as applicable.

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II.      DEFINITIONS

                  (a) "ACCESS PERSON" means: (i) any advisory person (as defined below) of the Fund; (ii) any officer, director, partner, shareholder or member (as applicable) of KARIM Traditional, and any advisory person (as described below) of KARIM Traditional; and (iii) any employee of KARIM Traditional. An Access Person also includes any person who knows about recommendations made by KARIM Traditional for the Fund or by KARIM Traditional for other clients. Members of the immediate family of an Access Person who live in the same household or who receive substantial financial support from an Access Person are covered by this Code of Ethics to the same extent as the Access Person. IN SUMMARY, THIS DEFINITION OF ACCESS PERSON IS INTENDED TO INCLUDE ALL OFFICERS, DIRECTORS, PARTNERS, SHAREHOLDERS, MEMBERS (AS APPLICABLE) AND PERSONNEL OF KARIM TRADITIONAL, REGARDLESS OF THEIR KNOWLEDGE OF FUND OR CLIENT PORTFOLIO ACTIVITY.

                  (b) "ADVISORY PERSON" means with respect to the Fund, an investment adviser to the Fund or (ii) any company in a control relationship to the Fund or the investment adviser, (A) any employee who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (B) any natural person in a control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

                  (c) A Security is "BEING CONSIDERED FOR THE CURRENT PURCHASE OR SALE" when a decision (or recommendation) to purchase or sell a Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent.

                  (d) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the exception that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

                  (e) "CLIENT" means a person or entity for whom KARIM Traditional provides investment advisory services, but does not include proprietary accounts of KARIM Traditional or of its Access Persons.

                  (f) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

                  (g) "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

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                  (h) "SECURITY" shall have the meaning set forth in Section
2(a)(36) of the 1940 Act, and shall include options and warrants, except that it shall not include excepted securities (as defined below).

                  (i) "EXCEPTED SECURITIES" include shares of registered open-end investment companies (except the Fund), securities issued by the Government of the United States (including Government agencies), short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments.

III.     PROHIBITED TRADING PRACTICES

                  (a) GENERAL ANTI-FRAUD PROHIBITION.  If a Security:

                      (i) is being considered for the current purchase or sale by the Fund or a client; or

                      (ii) is in the process of being purchased or sold by the Fund or a client and such purchases and sales have not been substantially completed (subject to settlement); or

                      (iii) has been purchased or sold by the Fund or a client
                            anytime during the same trading day, unless such purchases and sales on that day represent only transactions remaining (or arising in the case of new client accounts) after client purchases or sales (including those for the Fund) are completed (i.e., after completion of a program to purchase or sale across client accounts (subject to settlement);

then no Access Person shall knowingly purchase, sell or otherwise directly or indirectly acquire or dispose of any direct or indirect beneficial ownership interest in that Security if such action by such Access Person would defraud the Fund or a client, operate as a fraud or deceit upon the Fund or a client, or constitute a manipulative practice with respect to the Fund or a client.

                  (b) PRECLEARANCE. No Access Person shall purchase or sell any individual Security required to be precleared (i.e., any Security except an Excepted Security) without preclearance given no more than 24 hours before the trade's execution (unless a longer clearance period is specified by the person granting preclearance, which he or she may do only in cases involving Securities patently outside each universe of securities in which KARIM Traditional or the Fund invests.) If the Fund or a client purchases or sells a Security that was purchased or sold by an Access Person (even if it was precleared) within seven days afterwards, KARIM Traditional reserve the right to break the trade at the Access Person's expense or to reallocate the trade to the Fund or a client, as appropriate.

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                  (c) TRADES IN SHARES OF THE FUND. Please note that purchases and sales of shares of the Fund do not need preclearance, but the possibility of appearance of conflict of interest in such transactions is high. Accordingly, all purchases and sales of shares of the Fund that are not part of a systematic or periodic purchase or sale program:

                      (i)   should be coordinated through compliance channels;

                      (ii) should be made well in advance of the closing price calculation each day; and

                      (iii) should not be made when in possession of material
                            nonpublic information.

                  (d) INITIAL PUBLIC OFFERINGS. No Access Person shall acquire any securities offered and sold as part of an IPO until after the public offering and then only at the prevailing market price.


IV.      EXEMPTED TRANSACTIONS AND SECURITIES

                  The prohibited trading practices of Section III of this Code of Ethics shall not apply to:

                  (a) purchases or sales effected in any account for the benefit of an Access Person over which the Access Person has no direct or indirect influence or control (i.e., where trading discretion has been passed fully to an unaffiliated trustee, investment adviser or other fiduciary);

                  (b) purchases, sales or gifts which are non-volitional on the part of the Access Person;

                  (c) purchases which are part of an automatic dividend reinvestment plan or a systematic or periodic purchase or sale program;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) purchases and sales which have received the prior approval of the Compliance Officer; and

                  (f) purchases and sales of securities which are not included in the definition of Security in Section II(h) or which are Excepted Securities as defined in Section II(i) (e.g., mutual fund shares (but not Fund shares), government securities and money market instruments).

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V.       REPORTING

                  (a) PRECLEARANCE AND IMMEDIATE REPORTING. Access persons must seek preclearance by the Compliance Officer of those individual Security transactions that are required to be precleared. Access Persons are required to have a duplicate confirmation or monthly brokerage statement concerning the transaction sent to the Compliance Officer. The only Securities transactions for which such preclearance and reporting are not required are those identified in
Section IV of this Code of Ethics. Transactions in shares of the Fund must be reported but not precleared.

                  (b) REPORTS. The law requires all Access Persons to file quarterly reports within 10 days of the end of each calendar quarter, listing all securities transactions except transactions in Excepted Securities. However, duplicate confirmations or monthly brokerage account statements timely sent to the Compliance officer shall satisfy this requirement. Please note that purchases and sales of shares of the Fund, which are not subject to preclearance, are subject to reporting. The law also requires all Access Persons to certify securities holdings and accounts both within 10 days of being employed and annually within 30 days after the calendar year-end.

                  (c) BENEFICIAL OWNERSHIP. An Access Person may submit a statement that a transaction described on a duplicate confirmation or account statement shall not be construed as an admission by the Access Person that he or she has any direct or indirect beneficial ownership in the security to which the confirmation or account statement relates.

                  (d) INDEPENDENT TRUSTEES. An independent trustee of the Fund is not covered by the prohibitions and preclearance requirements of Section III or the reporting requirements of Section V unless that Trustee knew or should have known of a transaction or contemplated transaction by the Fund or KARIM Traditional within the 15 days before the Trustee's transaction.

VI.      IMPLEMENTATION

                  (a) COMPLIANCE OFFICER. In order to implement this Code of Ethics, a compliance officer and back-ups have been designated for KARIM Traditional and the Fund. These individuals are:

                      David J. Shladovsky (Compliance Officer)
                      Ralph C. Walter (Back-up for employees of KARIM
                      Traditional)

                  (b) The Compliance Officer or his delegate shall create a list of all Access Persons and update the list with reasonable frequency.

                   c) The Compliance Officer or his delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year.

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                  (d) The Compliance Officer or his delegate is charged with responsibility for ensuring that the preclearance and reporting requirements of this Code of Ethics are adhered to by all Access Persons. The Compliance Officer or his delegate shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section VII) are performed in a prompt manner.

VII.     REVIEW

                  (a) The Compliance Officer shall review reports of personal securities transactions from time to time and compare such reports with completed and contemplated portfolio transactions of the Fund and each client to determine whether noncompliance with this Code of Ethics or other applicable trading procedures may have occurred. The Compliance Officer may delegate this function to one or more persons.

                  (b) No person shall review his or her own reports. Before making any determination that a noncompliant transaction may have been made by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If a securities transaction of the Compliance Officer is under consideration, a back-up shall act in all respects in the manner prescribed herein for the designated Compliance Officer.

                  (c) If the Compliance Officer determines that noncompliance with this Code of Ethics has or may have occurred, he or she shall, following consultation with counsel (if desired), submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to Allan M. Rudnick (if involving an employee of KARIM Traditional).

                  (d) The Compliance Officer shall be responsible for maintaining a current list of all Access Persons and for identifying all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted confirmations in a timely manner. The Compliance Officer may delegate the compilation of this information to appropriate persons. Failure to submit timely reports will be communicated to Allan M. Rudnick and, in the case of an Access Person of the Fund, to the Fund's Administrator and Board of Trustees.

VIII.    SANCTIONS

                  (a) If a material violation of this Code of Ethics occurs or a preliminary determination is made that a violation may have occurred, a report of the alleged violation shall be made to the Administrator and the Board of Trustees if it relates to an Access Person of the Fund.

                  (b) The Board of Trustees (for an Access Person of the Fund) and Richard A. Kayne may impose such sanctions as they deem appropriate, including a letter of censure, suspension, termination of employment, and/or a disgorging of any profits made.

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